AMENDED AND RESTATED

FEE WAIVER AND EXPENSE CAP AGREEMENT

AMENDED AND RESTATED FEE WAIVER AND EXPENSE CAP AGREEMENT is made as of this 1st day of June, 2011 (as may be amended, modified, supplemented and in effect from time to time, the Agreement) by and among each of the investment companies (each a Registrant), on behalf of its underlying series, as listed in Schedule A (the term “Fund” is used to refer to either a Registrant or a series, as the context requires), and each of Columbia Management Investment Advisers, LLC, a Minnesota limited liability company (CMIA), Columbia Management Investment Distributors, Inc., a Delaware corporation (CMID), and Columbia Management Investment Services Corp., a Minnesota corporation (CMISC) (CMIA, CMID, and CMISC, collectively referred to as the Service Providers).

WHEREAS, the Registrants are each open-end investment companies registered under the Investment Company Act of 1940, as amended;

WHEREAS, pursuant to separate agreements (i) CMIA, an investment adviser registered under the Investment Advisers Act of 1940, serves as investment adviser to each of the Funds, (ii) CMIA serves as administrator to each of the Funds, (iii) CMID serves as distributor and shareholder servicing agent to the Funds, and (iv) CMISC serves as transfer agent to the Funds;

WHEREAS, the parties have entered into a Fee Waiver and Expense Cap Agreement dated as of February 28, 2011 (as amended, modified, supplemented and in effect from time to time, the “Original Agreement”), pursuant to which the Service Providers agreed to waive certain fees and reimburse certain expenses pursuant to the terms and conditions set forth therein;

WHEREAS, the parties wish to amend and restate the Original Agreement in its entirety as set forth herein; and

NOW, THEREFORE, in consideration of the mutual covenants herein contained and other good and valuable consideration, the receipt whereof is hereby acknowledged, the parties hereto agree that as of the date hereof the Original Agreement shall be amended and restated in its entirety as set forth below:

1. Fee Waivers. The parties hereby agree that the Service Providers shall waive fees (each a Fee Waiver) payable to them under their separate agreements with the Funds to the extent reflected for each Fund, as set forth in Schedule B attached hereto.

2. Expense Cap Setting Methodology. Unless otherwise agreed to by the parties, each Fund shall be subject to a fee cap (each a Fee Cap) such that the ratio of Covered Expenses (defined below) to net assets of the Fund’s Class A shares (or such other class as may be agreed by the parties) (the Specified Class) for a defined period agreed to by the parties (a Covered Period) shall not exceed the median expense ratio of the Fund’s peer group for such Specified Class, as reported by Lipper, Inc. as of a date agreed to by the parties (the Median Ratio) (or such lower expense ratio as may be agreed by the parties) and also such that the ratio of Covered Expenses to net assets of the Fund’s other classes shall not exceed the amounts set by reference to the Median Ratio pursuant to a methodology mutually agreed upon by the parties. Further, unless otherwise agreed to by the parties, no Fee Cap shall be required for a Fund for any Covered Period if the ratio of Covered Expenses to net assets of the Specified Class for the last fiscal year was less than the Median Ratio.

3. Limitation of Total Operating Expense Ratios. The parties hereby agree that the Service Providers shall waive any fees payable to them under their separate agreements with the Funds or reimburse other expenses of the Funds to the extent necessary to ensure that the ratio of Covered Expenses to net assets of each class of shares of a Fund does not exceed the Fee Cap for such class for the Covered Period, as set forth in Schedule C attached hereto.

4. Covered Expenses. “Covered Expenses” include all expenses incurred directly by a Fund that are required to be included as an expense in a Fund’s Form N-1A Fee Table, but exclude: taxes (including foreign transaction taxes), expenses associated with investment in other pooled investment vehicles (including exchange traded funds and other affiliated and unaffiliated mutual funds), transaction costs and brokerage commissions, costs related to any securities lending program, dividend expenses associated with securities sold short, inverse floater program fees and expenses, transaction charges and interest on borrowed money, interest, extraordinary expenses, and any other expenses the exclusion of which may from time to time be deemed appropriate as an excludable expense and specifically approved by the applicable Registrant’s Board of Trustees/Directors (each a Board). Additionally, for certain identified on Schedule A, Covered Expenses exclude investment management services fees. Covered Expenses shall reflect the application of any balance credits made available by the Funds’ custodian and any custodial charges relating to overdrafts.

5. Allocation of Fee Waivers or Expense Reimbursements. Except where a specific Fee Waiver is set forth on Schedule B, fee waivers or expense reimbursements shall be allocated among the Service Providers in their discretion. In all instances, fee waivers and expense reimbursements shall be made in a manner that is not inconsistent with the Fund’s multi-class plan.

6. Term and Termination. Except as noted above or otherwise agreed to by the parties, a Fee Cap for each class of each Fund for a Covered Period of one year from the expiration of the previous Covered Period shall be established under this Agreement in the manner set forth above (i.e., by reference to the Median Ratio). The Fee Waivers and Fee Caps contemplated in Schedules B and C, respectively, shall, unless earlier terminated by the Board of a Fund in its sole discretion, expire on the date noted on such Schedule. The Fee Waivers and Fee Caps contemplated in Schedules B and C, respectively, may be adjusted from time to time by the mutual agreement of the parties. Either party may terminate the Agreement with respect to a Fund upon 60 days’ notice to the relevant Board, to take effect upon the expiration of the then-effective Covered Period.

7. Entire Agreement; Modification; Amendment. This Agreement constitutes the entire agreement of the parties with respect to its subject matter. Each provision herein shall be treated as separate and independent from any other provision or agreement herein and shall be enforceable notwithstanding the enforceability of any such other provision or agreement. In addition, each provision herein shall be treated as separate and independent with respect to each Fund and shall be treated as separate and independent from such provision or agreement with respect to each of the other Funds. No modification or amendment of this Agreement shall be binding unless in writing and executed by the parties affected thereby except that Schedules B and C will be updated and maintained by CMIA on an ongoing basis to reflect the adjusted Fee Caps and term extensions that are mutually agreed upon by the parties hereto from time to time.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed by their officers designated below as of the day and year first above written.

COLUMBIA FUNDS SERIES TRUST I COLUMBIA FUNDS VARIABLE INSURANCE TRUST Each for itself and on behalf of its respective series listed on this Schedule A

By:	/s/ Michael G. Clarke
Name:	Michael G. Clarke
Title:	Treasurer

COLUMBIA MANAGEMENT INVESTMENT ADVISERS, LLC

By:	/s/ J. Kevin Connaughton
Name:	J. Kevin Connaughton
Title:	Managing Director

COLUMBIA MANAGEMENT INVESTMENT DISTRIBUTORS, INC.

By:	/s/ Beth Ann Brown
Name:	Beth Ann Brown
Title:	Senior Vice President

COLUMBIA MANAGEMENT INVESTMENT SERVICES CORP.

By:	/s/ Stephen T. Welsh
Name:	Stephen T. Welsh
Title:	President

SCHEDULE A

List of Registrants and Funds

As of June 1, 2011

Columbia Funds Series Trust I

CMG Ultra Short Term Bond Fund

Columbia Balanced Fund

Columbia Bond Fund

Columbia California Tax-Exempt Fund

Columbia Connecticut Intermediate Municipal Bond Fund

Columbia Connecticut Tax-Exempt Fund

Columbia Contrarian Core Fund

Columbia Dividend Income Fund

Columbia Emerging Markets Fund

Columbia Energy and Natural Resources Fund

Columbia Greater China Fund

Columbia High Yield Municipal Fund

Columbia High Yield Opportunity Fund

Columbia Income Fund

Columbia Intermediate Bond Fund

Columbia Intermediate Municipal Bond Fund

Columbia International Bond Fund

Columbia Large Cap Growth Fund

Columbia Massachusetts Intermediate Municipal Bond Fund

Columbia Massachusetts Tax-Exempt Fund

Columbia Mid Cap Growth Fund

Columbia New Jersey Intermediate Municipal Bond Fund

Columbia New York Intermediate Municipal Bond Fund

Columbia New York Tax-Exempt Fund

Columbia Oregon Intermediate Municipal Bond Fund

Columbia Pacific/Asia Fund

Columbia Real Estate Equity Fund

Columbia Rhode Island Intermediate Municipal Bond Fund

Columbia Select Large Cap Growth Fund

Columbia Select Small Cap Fund

Columbia Small Cap Core Fund

Columbia Small Cap Growth Fund I

Columbia Small Cap Value Fund I

Columbia Strategic Income Fund

Columbia Strategic Investor Fund

Columbia Tax-Exempt Fund

Columbia Technology Fund

Columbia U.S. Treasury Index Fund

Columbia Value and Restructuring Fund

Columbia World Equity Fund

Columbia Funds Variable Insurance Trust

Columbia Variable Portfolio — Asset Allocation Fund

Columbia Variable Portfolio — Money Market Fund

Columbia Variable Portfolio — Select Large Cap Growth Fund

Columbia Variable Portfolio — Small Cap Value Fund

Columbia Variable Portfolio — Small Company Growth Fund

Columbia Variable Portfolio — Strategic Income Fund

SCHEDULE B

Columbia Atlantic Funds

Fee Waivers

Updated June 6, 2011

Name of Fund	Fiscal Year End	Class	Fee Waiver Amount	Applied to	Description	Contractual/Voluntary	Notes
Columbia California Tax-Exempt Fund	10/31	C	0.30%	Class Assets	12b-1/Dist Waiver	Voluntary
Columbia Connecticut Intermediate Municipal Bond Fund	10/31	C	0.35%	Class Assets	12b-1/Dist Waiver	Voluntary
Columbia Connecticut Tax-Exempt Fund	10/31	C	0.30%	Class Assets	12b-1/Dist Waiver	Voluntary
Columbia Bond Fund	8/31	C	0.15%	Class Assets	12b-1/Dist Waiver	Voluntary
Columbia High Yield Municipal Fund	6/30	C	0.15%	Class Assets	12b-1/Dist Waiver	Voluntary
Columbia High Yield Opportunity Fund	5/31	C	0.15%	Class Assets	12b-1/Dist Waiver	Voluntary
Columbia Corporate Income Fund	3/31	C	0.15%	Class Assets	12b-1/Dist Waiver	Voluntary
Columbia Intermediate Bond Fund	3/31	C	0.15%	Class Assets	12b-1/Dist Waiver	Voluntary
Columbia Intermediate Municipal Bond Fund	10/31	C	0.45%	Class Assets	12b-1/Dist Waiver	Voluntary
Columbia Massachusetts Intermediate Municipal Bond Fund	10/31	C	0.35%	Class Assets	12b-1/Dist Waiver	Voluntary
Columbia Massachusetts Tax-Exempt Fund	10/31	C	0.30%	Class Assets	12b-1/Dist Waiver	Voluntary
Columbia New York Intermediate Municipal Bond Fund	10/31	C	0.35%	Class Assets	12b-1/Dist Waiver	Voluntary
Columbia New York Tax-Exempt Fund	10/31	C	0.30%	Class Assets	12b-1/Dist Waiver	Voluntary
Columbia Oregon Intermediate Municipal Bond Fund	8/31	C	0.35%	Class Assets	12b-1/Dist Waiver	Voluntary
Columbia Strategic Income Fund	5/31	C	0.15%	Class Assets	12b-1/Dist Waiver	Voluntary
Columbia Tax-Exempt Fund	11/30	C	0.15%	Class Assets	12b-1/Dist Waiver	Voluntary
Columbia US Treasury Index Fund	3/31	C	0.15%	Class Assets	12b-1/Dist Waiver	Voluntary
Columbia VP — Small Cap Value Fund[1]	12/31	2	up to 0.10%	Class Assets	12b-1/Dist Waiver	Voluntary
Columbia VP — Money Market Fund	10/31	1	As needed	Waiver is applied to Advisory and then Admin Fees	Yield Floor Waiver	Voluntary	Needed in order to maintain a minimum annualized net yield of 0.00%
Columbia VP — Asset Allocation Fund	12/31	Composite	Waiver of all but 0.10% of Advisory Fees	Non-exchange traded 3rd party mutual funds	Advisory Fee Waiver	Contractual	Contractual until April 30, 2012
Columbia VP — Asset Allocation Fund	12/31	Composite	Waiver of all Advisory Fees	Assets invested in other Columbia Funds	Advisory Fee Waiver	Contractual	Contractual until April 30, 2012

[1]

The Distributor has voluntarily agreed to reimburse the Class 2 distribution fee in excess of 0.15% if the total annual Fund operating expenses applicable to Class 2 shares, including distribution fees, exceed the Class 2 cap.

SCHEDULE C

Columbia Atlantic Funds

Expense Caps

June 2011

RETAIL FUNDS

CAPS THAT ARE CHANGING ON 7/1/11	Fiscal Year End		A	B	C	E	F	I	R	R3	R4	R5	T	W	Y	Z	Single Class	Cap Effective Date	Cap Expiration Date
Columbia Corporate Income Fund	31-Mar	Old	0.95%	1.70%	1.70%			0.65%						0.95%		0.70%		voluntary	voluntary
		New	0.92%	1.67%	1.67%			0.62%						0.92%		0.67%		7/1/2011	7/31/2012

		Change	-0.03%	-0.03%	-0.03%			-0.03%						-0.03%		-0.03%

Columbia Emerging Markets Fund	31-Mar	Old	1.65%		2.40%			1.33%	1.90%		1.63%	1.38%		1.65%		1.40%		voluntary	voluntary
		New	1.95%		2.70%			1.62%	2.20%		1.92%	1.67%		1.95%		1.70%		7/1/2011	7/31/2012

		Change	0.30%		0.30%			0.29%	0.30%		0.29%	0.29%		0.30%		0.30%

Columbia Pacific/Asia Fund	31-Mar	Old	1.65%		2.40%			1.34%								1.40%		voluntary	voluntary
		New	1.79%		2.54%			1.48%								1.54%		7/1/2011	7/31/2012

		Change	0.14%		0.14%			0.14%								0.14%

Columbia Select Small Cap Fund	31-Mar	Old	1.35%		2.10%				1.60%							1.10%		voluntary	voluntary
		New	1.34%		2.09%				1.59%							1.09%		7/1/2011	7/31/2012

		Change	-0.01%		-0.01%				-0.01%							-0.01%

Columbia Value and Restructuring Fund	31-Mar	Old	1.25%		2.00%			0.88%	1.50%					1.25%		1.00%		voluntary	voluntary
		New	1.19%		1.94%			0.81%	1.44%					1.19%		0.94%		7/1/2011	7/31/2012

		Change	-0.06%		-0.06%			-0.07%	-0.06%					-0.06%		-0.06%

Columbia High Yield Opportunity Fund	31-May	Old	1.05%	1.80%	1.80%											0.80%		voluntary	voluntary
		New	1.12%	1.87%	1.87%											0.87%		7/1/2011	9/30/2012

		Change	0.07%	0.07%	0.07%											0.07%

Columbia International Bond Fund	31-May	Old	1.10%		1.85%			0.84%								0.85%		9/27/2010	9/30/2011
		New	1.10%		1.85%			0.81%								0.85%		7/1/2011	9/30/2012

		Change	0.00%		0.00%			-0.03%								0.00%

Columbia High Yield Municipal Fund	30-Jun	Old	0.85%	1.60%	1.60%											0.65%		voluntary	voluntary
		New	0.80%	1.55%	1.55%											0.60%		7/1/2011	10/31/2012

		Change	-0.05%	-0.05%	-0.05%											-0.05%

Columbia Greater China Fund	31-Aug	Old	1.65%	2.40%	2.40%			1.28%								1.40%		voluntary	voluntary
		New	1.93%	2.68%	2.68%			1.56%								1.68%		7/1/2011	12/31/2012

		Change	0.28%	0.28%	0.28%			0.28%								0.28%

Columbia Technology Fund	31-Aug	Old	1.45%	2.20%	2.20%											1.20%		voluntary	voluntary
		New	1.45%	2.20%	2.20%											1.20%		7/1/2011	12/31/2012

		Change	0.00%	0.00%	0.00%											0.00%

Columbia Dividend Income Fund	30-Sep	Old	1.05%	1.80%	1.80%			0.74%	1.30%				1.10%	1.05%		0.80%		9/27/2010	9/30/2011
		New	1.00%	1.75%	1.75%			0.67%	1.25%				1.05%	1.00%		0.75%		7/1/2011	1/31/2013

		Change	-0.05%	-0.05%	-0.05%			-0.07%	-0.05%				-0.05%	-0.05%		-0.05%

Columbia Small Cap Core Fund	30-Sep	Old	1.35%	2.10%	2.10%			0.96%					1.40%	1.35%		1.10%		voluntary	voluntary
		New	1.36%	2.11%	2.11%			0.98%					1.41%	1.36%		1.11%		7/1/2011	1/31/2013

		Change	0.01%	0.01%	0.01%			0.02%					0.01%	0.01%		0.01%
CAPS CHANGING ON 8/1/11
Columbia Select Large Cap Growth Fund	31-Mar	Old	1.25%		2.00%			0.89%	1.50%					1.25%		1.00%		voluntary	voluntary
		New	1.25%		2.00%			0.84%	1.50%					1.25%		1.00%		8/1/2011	7/31/2012

		Change	0.00%		0.00%			-0.05%	0.00%					0.00%		0.00%

Columbia US Treasury Index Fund	31-Mar	Old	0.45%	1.20%	1.20%			0.20%								0.20%		voluntary	voluntary
		New	0.45%	1.20%	1.20%			0.20%								0.20%		8/1/2011	7/31/2012

		Change	0.00%	0.00%	0.00%			0.00%								0.00%

CAPS THAT ARE NOT CHANGING	Fiscal Year End		A	B	C	E	F	I	R	R3	R4	R5	T	W	Y	Z	Single Class	Cap Effective Date	Cap Expiration Date
CMG Ultra Short Term Bond Fund	31-Jul																0.25%	12/1/2010	11/30/2011
Columbia California Tax-Exempt Fund	31-Oct		0.79%	1.54%	1.54%											0.55%		3/1/2011	2/29/2012
Columbia Connecticut Intermediate Municipal Bond Fund	31-Oct		0.79%	1.54%	1.54%								0.69%			0.54%		3/1/2011	2/29/2012
Columbia Connecticut Tax-Exempt Fund	31-Oct		0.79%	1.54%	1.54%											0.55%		3/1/2011	2/29/2012
Columbia Intermediate Municipal Bond Fund	31-Oct		0.74%	1.39%	1.39%								0.69%			0.54%		3/1/2011	2/29/2012
Columbia Massachusetts Intermediate Municipal Bond Fund	31-Oct		0.75%	1.50%	1.50%								0.65%			0.50%		3/1/2011	2/29/2012
Columbia Massachusetts Tax-Exempt Fund	31-Oct		0.79%	1.54%	1.54%													3/1/2011	2/29/2012
Columbia New York Intermediate Municipal Bond Fund	31-Oct		0.75%	1.50%	1.50%								0.65%			0.50%		3/1/2011	2/29/2012

SCHEDULE C

Columbia Atlantic Funds

Expense Caps

June 2011

CAPS THAT ARE NOT CHANGING (continued)	Fiscal Year End	A	B	C	E	F	I	R	R3	R4	R5	T	W	Y	Z	Single Class	Cap Effective Date	Cap Expiration Date	Extended Cap Commitment (details below)
Columbia New York Tax-Exempt Fund	31-Oct	0.79%	1.54%	1.54%													3/1/2011	2/29/2012
Columbia Tax-Exempt Fund	30-Nov	0.76%	1.51%	1.51%											0.56%		3/1/2011	3/31/2012
Columbia Real Estate Equity Fund	31-Dec	1.26%	2.01%	2.01%			0.90%	1.51%		1.20%	0.95%		1.26%		1.01%		3/1/2011	4/30/2012	1
Columbia Bond Fund	31-Mar	0.80%	1.55%	1.55%			0.51%					0.70%	0.80%	0.55%	0.55%		3/1/2011	7/31/2012
Columbia Energy and Natural Resources Fund	31-Mar	1.45%	2.20%	2.20%			1.07%	1.70%		1.37%					1.20%		5/1/2011	7/31/2012
Columbia Intermediate Bond Fund	31-Mar	0.84%	1.59%	1.59%			0.52%	1.09%					0.84%		0.59%		3/1/2011	7/31/2012
Columbia Strategic Income Fund	31-May	1.02%	1.77%	1.77%				1.27%		0.97%	0.72%		1.02%		0.77%		5/1/2011	9/30/2012
Columbia Small Cap Value Fund I	30-Jun	1.37%	2.12%	2.12%			0.97%	1.62%						1.12%	1.12%		4/30/2011	10/31/2012
Columbia Balanced Fund	31-Aug	1.11%	1.86%	1.86%				1.36%		1.05%	0.80%				0.86%		3/1/2011	12/31/2012
Columbia Oregon Intermediate Municipal Bond Fund	31-Aug	0.79%	1.54%	1.54%											0.54%		3/1/2011	12/31/2012
Columbia Small Cap Growth Fund I	31-Aug	1.31%	2.06%	2.06%			0.93%	1.56%						1.06%	1.06%		3/1/2011	12/31/2012
Columbia Strategic Investor Fund	31-Aug	1.26%	2.01%	2.01%			0.83%	1.51%					1.26%	1.01%	1.01%		3/1/2011	12/31/2012
Columbia Mid Cap Growth Fund	31-Aug	1.35%	2.10%	2.10%			0.99%	1.60%			1.04%	1.40%	1.35%	1.10%	1.10%		4/1/2011	12/31/2012
Columbia Contrarian Core Fund	30-Sep	1.16%	1.91%	1.91%			0.78%	1.41%		1.08%		1.21%	1.16%		0.91%		3/1/2011	1/31/2013
Columbia Large Cap Growth Fund	30-Sep	1.25%	2.00%	2.00%	1.35%	2.00%	0.85%	1.50%		1.15%	0.90%	1.30%	1.25%	1.00%	1.00%		4/1/2011	1/31/2013

VARIABLE PORTFOLIOS

CAPS THAT ARE NOT CHANGING	Fiscal Year End	Class 1	Class 2	Class 3	Single Class												Cap Effective Date	Cap Expiration Date	Extended Cap Commitment (details below)
Columbia VP Asset Allocation Fund	31-Dec	0.13%	0.38%														10/22/2010	4/30/2012	2
Columbia VP Money Market Fund	31-Dec				0.45%												5/1/2011	4/30/2012
Columbia VP Select Large Cap Growth Fund	31-Dec	0.86%	1.11%														5/1/2011	4/30/2012
Columbia VP Small Cap Value Fund	31-Dec	0.88%	1.03%														5/1/2011	4/30/2012
Columbia VP Small Company Growth Fund	31-Dec	1.00%	1.25%														5/1/2011	4/30/2012
Columbia VP Strategic Income Fund	31-Dec	0.58%	0.83%														4/30/2011	4/30/2012	1

EXTENDED CAP COMMITMENT DESCRIPTIONS

1.	Special merger cap
2.	Expense cap exclusive of advisory fee and advisory fee waiver